Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Gerald E. Bisbee, Jr. and Brion D. Umidi as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Gerald E. Bisbee, Jr.	Chairman of the Board, President,	May 28, 2009
Gerald E. Bisbee, Jr.	and Chief Executive Officer (principal executive officer)

/s/ Brion D. Umidi	Senior Vice President and Chief Financial	May 28, 2009
Brion D. Umidi	Officer (principal financial and accounting officer)

	Director	May 28, 2009
Abhi Acharya

/s/ Alan W. Baldwin	Director	May 28, 2009
Alan W. Baldwin

/s/ Robert G. McNeil	Director	May 28, 2009
Robert G. McNeil

/s/ J. Richard Steadman	Director	May 28, 2009
J. Richard Steadman

/s/ William R. Timken	Director	May 28, 2009
William R. Timken